UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2010 (January 29, 2010)
UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 938-9323
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Provision of Certain Financial Information under ASX Listing Rules for the six months ended December 31, 2009
On February 11, 2010, Unilife Corporation, a Delaware corporation (the “Company”) became a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On January 27, 2010, the Unilife group redomiciled from Australia to Delaware in a transaction pursuant to which the Company became the parent corporation of Unilife Medical Solutions Limited, an Australian company (“UMSL”), whose shares were listed on the Australian Securities Exchange (“ASX”). As a result of the transaction, the Company replaced UMSL as the listed company on the ASX.
The Company is furnishing on this Current Report on Form 8-K, and including as Exhibit 99.1, an Appendix 4C for the six-month period ended December 31, 2009, which was lodged by UMSL on January 29, 2010 as required by ASX listing rules. This Appendix 4C contains certain cash flow information for UMSL for that period. Since UMSL was the ASX-listed entity on December 31, 2009, ASX rules required UMSL to lodge the Appendix 4C on January 29, 2010, notwithstanding that the redomiciliation transaction occurred prior to that date. ASX rules also required that the Appendix 4C be prepared in Australian dollars and in accordance with Australian IFRS, which was the basis on which UMSL historically prepared its financial statements and other financial information. Commencing with the period ending March 31, 2010, the Company will no longer be required to provide financial information in Australian dollars or Australian IFRS and will instead provide all of its financial information in U.S. dollars and in accordance with U.S. generally accepted accounting principles.
As a reporting company, the Company will be filing its Quarterly Report on Form 10-Q for the three- and six-month periods ended December 31, 2009, within 45 days after the effective date of the Form 10, as required by Rule 13a-13 under the Exchange Act. The financial statements which will be included in the Form 10-Q will be prepared in U.S. dollars and in accordance with U.S. generally accepted accounting principles. As of February 16, 2010, the Company had not yet completed the preparation of these financial statements for the periods. In preparing these financial statements, the Company will translate all amounts in Australian dollars to U.S. dollars at the prevailing average exchange rates during the three and six months ended December 31, 2009. Such rates ranged from A$1.00:$0.77930 to A$1.00:$0.93490.
Furnishing of Presentation Materials
The Company is furnishing presentation materials, included as Exhibit 99.2, which it presented to investors and financial analysts during a non-deal road show commencing February 16, 2010. The Company expressly disclaims any obligation to update this presentation and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this presentation does not signify that the information is considered material.
Caution Regarding Forward-Looking Statements
This Current Report on Form 8-K, including the exhibits included herein, contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Registration Statement on Form 10 and those described from time to time in our future reports which we will file with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

99.1	Appendix 4C lodged with ASX on January 29, 2010.

99.2	Non-Deal Road Show Presentation dated February, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: February 16, 2010	By:	/s/ Alan Shortall
Chief Executive Officer